UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2009

THE HANOVER INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13754	04-3263626
(State or other jurisdiction	(Commission File Number)	(I.R.S.Employer
of incorporation)		Identification No.)

440 Lincoln Street, Worcester, Massachusetts 01653

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code:(508) 855-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01      Regulation FD Disclosure.

The following information is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any other filing under the Securities Act of 1933, as amended.

On June 16, 2009, The Hanover Insurance Group, Inc. (the “Company”) issued a press release announcing an amendment to its previously announced tender offer to purchase for cash a portion of the 8.207% Series B Capital Securities (the “Capital Securities”) issued by AFC Capital Trust I and a portion of the 7.625% Senior Debentures due 2025 (the “Senior Debentures”) issued by the Company for an aggregate purchase price, excluding unpaid and accrued distributions or interest, of up to $125,000,000. With respect to the Capital Securities only, the Company is offering to pay the total consideration of $800 per $1,000 liquidation amount of the Capital Securities (which includes the early tender premium of $30 per $1000 liquidation amount of the Capital Securities) to all holders of the Capital Securities who validly tender their Capital Securities prior to the expiration of the tender offer. All other terms remain unchanged.

A copy of the Company’s press release announcing early tender results and the amendment to its cash tender offer is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

The following exhibits are furnished herewith.

Exhibit 99.1    Press Release, dated June 16, 2009, announcing early tender results and an amendment to its cash tender offer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hanover Insurance Group, Inc.

(Registrant)

Date: June 16, 2009	By:	_/s/ Eugene M. Bullis_____
Name: Eugene M. Bullis
Title: Executive Vice President And Chief Financial Officer

Exhibit Index

Exhibit 99.1	Press Release, dated June 16, 2009, announcing early tender results and an amendment to its cash tender offer.